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                                                                   EXHIBIT 10.21

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into as of this 18th day of June 1999 (the "Agreement") by and between Total Sports Inc. ("Employer" or the "Company") and Petra Weishaupt ("Executive").

                                    RECITALS

         WHEREAS, Both the Company and Executive desire to continue their employment relationship and are willing to do so upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, IT IS HEREBY AGREED AS FOLLOWS:


                                    AGREEMENT

         1.       Employment. Subject to and upon the terms and conditions
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herein provided, the Employer hereby agrees to employ the Executive and the
Executive hereby agrees to be employed by the Employer for the term of this Agreement, which term shall begin as of the Agreement Date and shall continue until terminated as provided herein.

         2.       Executive Responsibilities. In the performance of Executive's
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responsibilities, Executive shall be subject to all of Employer's policies, rules and regulations applicable to Company Executives of comparable status. Executive shall perform duties consistent with Executive's knowledge, experience and position with the Company. In performing such duties, Executive shall be subject to and shall abide by all policies and procedures developed by Employer for comparable Executives of the Company.

         During the Term, Executive shall devote his entire business time, energies, skills and attention to the affairs and activities of Employer and the discharge of his duties and responsibilities.

         3.       Compensation.
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                  3.1  Base Salary. In consideration for the services provided
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hereunder, Employer shall pay to Executive an annual base salary of $110,000
(the "Base Salary"). The Base Salary shall be payable in conformity with Employer's customary payroll practices. Such Base Salary shall be subject to periodic review and adjustment in the sole discretion of the Company's Board of Directors (the "Board").

                  3.2  Bonus. During the Term of this Agreement, Executive shall
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be eligible to receive certain incentive payments ("Bonus Compensation") based upon the achievement by the Company of certain established performance milestones. Such milestones and the amounts of
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any resulting Bonus Compensation payable to Executive shall be determined by the
Board in its sole discretion.

                  3.3  Additional Compensation. In addition to Base Salary and
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any Bonus Compensation, Executive shall be eligible for the following additional compensation.

                  a. Executive, at Employer's expense, shall be eligible to participate in all Executive benefit plans as may be provided by Employer from time to time to its Executives on the same basis as other Executives of the Company are eligible, subject to and to the extent that Executive is eligible under such benefit plans in accordance with their respective terms.

                  b. Executive shall be eligible to participate in any stock option, purchase or other equity compensation plans of the Company on the same basis as other Executives of the Company are eligible. Grants of stock options under Employer's existing stock option programs are discretionary.

                  c. Executive shall be eligible to participate in any annual or long-term cash bonus plan that is offered to other Executives of the Company on the same basis as such other Executives are eligible.

                  d. Executive shall be entitled to reasonable periods of paid vacation, personal and sick leave during the Term in accordance with Employer's policies regarding vacation and leaves for executive Executives of the Company.

                  e. During the Term, Employer shall provide the Executive with health insurance, in scope and coverage equivalent to that provided to other Executives of the Company.

         4.       Term. The term of this Agreement shall commence and this
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Agreement (the "Term") shall be effective as of the date hereof (the "Effective
Time")) and shall continue for a term of [three (3) years], unless sooner terminated as provided herein. Subject to the terms hereof, this Agreement and Executive's employment hereunder may be terminated by either party prior to the expiration of the Term, for any reason and with or without prior notice. In addition, this Agreement shall terminate immediately upon the Executive's death and may be terminated upon a determination that Executive has become permanently disabled, as defined in Section 5.4 hereof.

         5.       Termination.
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                  5.1  For Cause By Employer.  During the Term, Employer may
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terminate Executive's employment under this Agreement at any time for "Cause."
For purposes of this Agreement, "Cause" means:

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                  a. Executive's conviction of any crime (whether or not
         involving Employer) that constitutes a felony in the jurisdiction involved (other than unintentional motor vehicle felonies);

                  b. any act of theft, fraud or embezzlement, or any other willful misconduct or dishonest behavior by Executive in connection with Executive's work with Employer;

                  c. Executive's continuing failure or refusal to perform Executive's reasonably assigned duties (consistent with past practice of the Company) under this Agreement in accordance with Section 2 (other than due to his incapacity due to illness or injury), provided that such failure or refusal continues uncorrected for a period of thirty (30) days after Executive shall have received written notice stating the nature of such failure or refusal; or

                  d. Executive's violation of any of Executive's material obligations contained in this Agreement or that certain Nondisclosure and Developments Agreement previously executed by Executive.

                  5.2  Without Cause by Employer. During or after the Term,
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Employer may terminate Executive's employment under this Agreement at any time and for any reason without Cause. If Employer terminates Executive's employment pursuant to the provisions of this Section 5.2 during the Term, Executive shall, in addition to all accrued but unpaid Base Salary and Bonus Compensation through the date of termination, continue to receive the Base Salary being paid to him immediately prior to such termination and the benefits provided for in Sections 3.3(a) (except pension, profit-sharing, disability and 401(k) plans) and 3.3(e) (collectively, the "Severance Payment") for the remainder of the Term (the "Severance Period"). Executive shall also receive payment for all accrued but unused vacation pay as of the date of termination. Notwithstanding the foregoing, if Executive secures employment with another employer during the Severance Period, then the benefits portion of the Severance Payment shall be reduced by the amount of other benefits payable to Executive pursuant to such new employment. In the event of any such termination, Executive shall be entitled to the applicable Severance Payment set forth above and no further severance or other compensation benefits. For purposes of this Agreement, termination "without cause" shall mean the voluntary termination by Executive of Executive's employment with the Company in the event of (a) a diminution in the responsibilities of Executive or (b) a reduction in Base Salary of Executive.

                  5.3  By Executive. During the Term, Executive may voluntarily
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terminate Executive's employment by giving Employer written notice no less than two (2) weeks in advance of the effective date of such termination. Except as set forth above in Section 5.2, if Executive voluntarily terminates Executive's employment pursuant to the provisions of this Section 5.3 or dies, Executive (or his estate) shall not be entitled to receive any compensation or benefits for the period following the date of such termination or death other than the proceeds of, or payment of any benefits under, any pension plans or other similar plans in effect on the date thereof. In the event of any such termination, Executive (or Executive's estate) shall be entitled to accrued and unpaid salary and vacation through the termination date and no further severance or other compensation benefits.

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             5.4  Termination for Disability. During the Term, Executive's
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employment may be terminated by either party in the event Executive suffers a physical or mental disability (as defined below) which in the reasonable opinion of Employer renders him substantially unable to perform his duties under this Agreement. Executive shall be deemed to be permanently disabled in the event that Executive has been unable, for a period of ninety (90) consecutive days or one hundred eighty (180) nonconsecutive days during any 360-day period, to perform the services contemplated hereby as a result of incapacity caused by a physical or mental illness or injury. If Executive is terminated under this
Section 5.4, Executive shall be entitled to such benefits as are generally available under Employer's disability insurance policies, if any.

         6.  Possession. Executive agrees that upon termination of this
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Agreement, or upon request by Employer, Executive shall turn over to Employer all documents, files, office supplies and any other material or work product in Executive's possession or control which were created pursuant to or derived from Executive's services to Employer.

         7.  Noncompetition.
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             7.1  Noncompetition Provisions. Executive recognizes and agrees
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that Employer has many substantial, legitimate business interests that can be protected only by Executive agreeing not to compete with Employer or its subsidiaries under certain circumstances. These interests include, without limitation, Employer's contacts and relationships with its customers, Employer's reputation and goodwill in the industry, the financial and other support afforded by Employer, and Employer's rights in its confidential information. Executive therefore agrees that during his employment with the Company and for the greater of (i) the one (1) year period of time following the termination of such employment, regardless of the manner or cause of such termination or (ii) the period during which Executive is receiving severance payments pursuant to this Agreement, Executive will not, without the prior written consent of Employer, engage in any of the following activities within the countries of North America (the "Protected Zones"), relating to the Protected Businesses (as defined below):

             a. engage in, manage, operate, control or supervise, or participate in the management, operation, control or supervision of, any business or entity which provides products or services competitive with those being developed, manufactured, marketed, sold or otherwise provided by Employer or its subsidiaries as of the date hereof, including but not limited to, any business or entity providing sports related content, information or programming over the Internet (the "Protected Businesses") in the Protected Zones;

             b. have any ownership or financial interest, directly or indirectly, in any entity in the Protected Zones engaged in the Protected Businesses, including, without limitation, as an individual, partner, shareholder (other than as a shareholder of a publicly-owned corporation in which Executive owns less than 1% of the outstanding shares of such corporation), officer, directly, Executive, principal, agent or consultant;

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                  c. solicit, acquire or conduct any Protected Business from or with any customers of Employer or its subsidiaries (as defined below) in the Protected Zones;

                  d. solicit any of the Executives or independent contractors of Employer or its subsidiaries or induce any such persons to terminate their employment or contractual relationships with any such entities or take action contrary to the best interest of the Company; or

                  e. serve as an officer or director of, or hold an equity interest in, any entity engaged in any of the Protected Businesses in the Protected Zones.

For purposes of this Section 7, customers of Employer or its subsidiaries shall include those customers to whom Employer or its subsidiaries was providing products or services at the termination of Executive's employment, or had proposals outstanding for the provision of services, at the time of such termination.

                  7.2  Separate Covenants. The parties understand and agree that
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the noncompetition agreement set forth in this Section 7 shall be construed as a series of separate covenants not to compete: one covenant for each country, state and province within the Protected Zone, one for each separate line of business of Employer, and one for each month of the noncompetition period. If any restriction set forth in this Section 7 is held by a court of competent jurisdiction to be unenforceable with respect to one or more geographic areas, lines of business and/or months of duration, then Executive agrees, and hereby submits, to the reduction and limitation of such restriction to the minimal effect necessary so that the provisions of this Section 7 shall be enforceable.

                  7.3  Limitation. Nothing contained in this Agreement attached
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shall prohibit Executive from utilizing Executive's skill, acumen or experience after a termination of employment with Employer in any business not in violation of this Section 7 at any location not in violation of this Section 7.

              8.  Saving Provision. Employer and Executive agree and stipulate
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that the agreements set out in Section 7 above are fair and reasonably necessary for the protection of the business, goodwill, confidential information, and other protectable interests of Employer in light of all of the facts and circumstances of the relationship between Executive and Employer. In the event a court of competent jurisdiction should decline to enforce those provisions, they shall be deemed to be modified to restrict Executive to the maximum extent which the court shall find enforceable; however, in no event shall the above provisions be deemed to be more restrictive to Executive than those contained herein.

              9.  Injunctive Relief. Executive acknowledges that the breach or
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threatened breach of any of the nondisclosure or noncompetition covenants contained herein would give rise to irreparable injury to Employer which injury would be inadequately compensable in money damages. Accordingly, Employer may seek and obtain a restraining order and/or injunction prohibiting the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies which may be

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available. Executive further acknowledges and agrees that the agreements set out above are necessary for the protection of Employer's legitimate goodwill and business interests and are reasonable in scope and content.

         10.  Enforcement. The provisions of this Agreement shall be enforceable
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notwithstanding the existence of any claim or cause of action against Employer by Executive or against Executive by Employer, whether predicated on this Agreement or otherwise.

         11.  Governing Law. This Agreement, the employment relationship
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contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the State of North Carolina, without regard to conflict of law principles.

         12.  Waiver of Breach. The waiver of any breach of any provision of
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this Agreement or failure to enforce any provision hereof shall not operate or be construed as a waiver of any subsequent breach by any party.

         13.  Modification. This Agreement may be modified, and the rights,
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remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section. No waiver by either party or any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by Employer shall be effective without the consent of at least a majority of the members of the Board of Directors of Employer then in office at the time of such modification or waiver.

         14.  Entirety. This Agreement, including any exhibits hereto, as it may
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be amended pursuant to the terms hereof, represents the complete and final agreement of the parties and shall control over any other statement, representation or agreement by Employer (e.g., as may appear in employment or policy manuals).

         16.  Survival. The provisions of this Agreement relating to post-
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termination compensation (including, without limitation, the Severance Payment and related rights), confidentiality and noncompetition shall survive the expiration or termination of this Agreement.

         17.  Severability. Without in any way limiting the provisions of
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Section 7.2, in case any one or more of the provisions contained in this
Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed and reformed to the maximum extent permitted by law.

         18.  Binding Effect; Successors. This Agreement shall inure to the
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benefit of Executive and Executive's heirs, successors, personal representatives and assigns. Executive acknowledges that the services to be rendered by Executive thereunder are unique and personal

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in nature. Accordingly, Executive may not assign any of Executive's rights or delegate any of Executive's duties or obligations under this Agreement. The Company shall have the right to assign or transfer this Agreement to any successor of all of its business or assets, provided, however, that the Company shall require any such successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" and "Employer" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

         IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement effective as of the day and year first set forth above.

                                    EMPLOYER:
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                                    TOTAL SPORTS INC.



                                    By:    /s/ George Schlukbier
                                           -------------------------------------
                                    Name:  George Schlukbier
                                           -------------------------------------
                                    Title: President
                                           -------------------------------------


                                    EXECUTIVE:
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                                    /s/ Petra Weishaupt
                                    --------------------------------------------
                                    Petra Weishaupt